As filed with the Securities and Exchange Commission on September 19, 2016

Registration No. 333-211720

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Valvoline Inc.

(Exact name of registrant as specified in its Charter)

Kentucky	2992	30-0939371
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3499 Blazer Parkway

Lexington, KY 40509

(859) 357-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Samuel J. Mitchell, Jr.

Chief Executive Officer

Valvoline Inc.

3499 Blazer Parkway

Lexington, KY 40509

(859) 357-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Peter J. Ganz Senior Vice President, General Counsel and Secretary Ashland Inc. 50 E. RiverCenter Boulevard P.O. Box 391 Covington, KY 41012-0391 (859) 815-3333	Julie M. O’Daniel General Counsel and Corporate Secretary Valvoline Inc. 3499 Blazer Parkway Lexington, KY 40509 (859) 357-7777	Susan Webster Thomas E. Dunn Andrew J. Pitts Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000	Jonathan M. DeSantis Ilir Mujalovic Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-211720) of Valvoline Inc. is being filed for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 5. This Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance.

The following table sets forth the various expenses, other than underwriting discounts and commissions, payable in connection with the offering contemplated by this registration statement. All of the fees set forth below are estimates except for the SEC registration fee, the FINRA fee and the stock exchange listing fee.

Payable by the registrant
SEC registration fee	$79,906
FINRA fee	119,525
Stock exchange listing fee	175,000
Blue Sky fees and expenses	0
Printing Expenses	700,000
Legal fees and expenses	5,000,000
Accounting fees and expenses	2,060,000
Transfer agent and registrar fees	6,000
Miscellaneous fees and expenses	30,000

Total	$8,170,431

Item 14.	Indemnification of Directors and Officers.

Section 271B.2-020 of the KBCA permits a corporation to eliminate or limit the personal liability of its directors for monetary damages for breach of fiduciary duty as a director; provided that such a provision does not eliminate or limit the liability of directors for (i) transactions in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders; (ii) acts or omissions that are not taken in good faith, that involve intentional misconduct or that are known to the director to be a violation of law; (iii) a vote for or assent to certain unlawful distributions to shareholders; or (iv) any transaction from which the director derived an improper personal benefit. Our amended and restated articles of incorporation will include a provision limiting the liability of our directors to the fullest extent permitted by Kentucky law.

Section 271B.8-510 of the KBCA generally permits a corporation to indemnify an individual who is made a party to a proceeding because the individual is or was a director or officer of the corporation as long as the individual (i) conducted himself or herself in good faith; (ii) honestly believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the best interest of the corporation or, in all other cases, was at least not opposed to its best interest; and (iii) in a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may only be made against reasonable expenses. A determination that indemnification is permitted by the terms of the KBCA must first be made before a director or officer can be indemnified. Section 271B.8-510 of the KBCA specifically prohibits indemnification (i) in connection with a proceeding by or in the right of the corporation in which the director or officer is held liable to the corporation or (ii) in connection with any other proceeding where the director or officer is adjudged to have received an improper personal benefit, in each case, unless the applicable court determines that indemnification is appropriate.

In addition, Section 271B.8-520 of the KBCA provides that, unless limited by the articles of incorporation, a corporation shall indemnify any director or officer who is wholly successful in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

Our amended and restated articles of incorporation will permit, and our amended and restated by-laws will generally require, that we indemnify our directors and officers to the fullest extent permitted under Kentucky or other applicable law. The right to be indemnified will, unless determined by us not to be in our best interests, include the right of a director or officer to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding; provided that, if required by law or by us in our discretion, we receive an undertaking to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified.

We also expect to maintain directors’ and officers’ insurance, and we intend to enter into indemnification agreements with each of our directors and executive employment contracts with certain of our executive officers that require indemnification, subject to certain exceptions and limitations.

The above summary of the KBCA, our amended and restated articles of incorporation and our amended and restated by-laws is not intended to be exhaustive and is qualified by reference to the full text of our amended and restated articles of incorporation and amended and restated by-laws, the forms of which will be filed as exhibits to this registration statement, as well as the applicable provisions of Kentucky law.

Item 15.	Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the registrant has issued the following securities that were not registered under the Securities Act:

None.

Item 16.	Exhibits and Financial Statement Schedules.

A.	Exhibits:

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement*

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant

3.2	Form of Amended and Restated By-laws of the Registrant

4.1	Specimen Common Stock Certificate*

5.1	Opinion of Dinsmore & Shohl LLP*

10.1	Form of Separation Agreement

10.2	Form of Transition Services Agreement

10.3	Form of Reverse Transition Services Agreement

10.4	Form of Tax Matters Agreement

10.5	Form of Employee Matters Agreement

10.6	Form of Registration Rights Agreement*

10.7	Supplier Terms & Conditions Agreement between Valvoline and Genuine Parts Company (NAPA oil), effective as of January 1, 2016†*

10.8	Supplier Terms & Conditions Agreement between Valvoline and Genuine Parts Company (Valvoline oil), effective as of January 1, 2016†*

Exhibit Number	Exhibit Description

10.9	Credit Agreement dated as of July 11, 2016, among Valvoline Finco One LLC, as Initial Borrower, The Bank of Nova Scotia, as Administrative Agent, Swing Line Lender and an L/C Issuer, Citibank, N.A., as Syndication Agent, and the Lenders party thereto*

10.10	Indenture dated as of July 20, 2016, among Valvoline Finco Two LLC, Ashland Inc. and U.S. Bank National Association, as trustee*

10.11	2016 Valvoline Incentive Plan*

10.12	Amendment to Ashland Inc. Nonqualified Excess Benefit Pension Plan*

10.13	Amendment to the Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Employees*

21.1	List of subsidiaries of the Registrant

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of Pricewaterhouse Coopers LLP*

23.4	Consent of Dinsmore & Shohl LLP (contained in its opinion filed as Exhibit 5.1 hereto)*

99.1	Consent of Richard J. Freeland to be Named Director*

99.2	Consent of Stephen F. Kirk to be Named Director*

99.3	Consent of Stephen E. Macadam to be Named Director*

99.4	Consent of Vada O. Manager to be Named Director*

99.5	Consent of Charles M. Sonsteby to be Named Director*

99.6	Consent of Mary J. Twinem to be Named Director*

*	Previously filed
†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and the omitted portions have been filed separately with the SEC.

B.	Financial Statement Schedules:

None.

Item 17.	Undertakings.

The undersigned hereby undertakes as follows:

(a) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

(c)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on September 19, 2016.

VALVOLINE INC.

By:	/s/ Samuel J. Mitchell, Jr.
Name:	Samuel J. Mitchell, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Samuel J. Mitchell, Jr. Samuel J. Mitchell, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2016

/s/ Mary E. Meixelsperger Mary E. Meixelsperger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 19, 2016

/s/ William A. Wulfsohn William A. Wulfsohn	Director	September 19, 2016

/s/ Peter J. Ganz Peter J. Ganz	Director	September 19, 2016

/s/ J. Kevin Willis J. Kevin Willis	Director	September 19, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement*

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant

3.2	Form of Amended and Restated By-laws of the Registrant

4.1	Specimen Common Stock Certificate*

5.1	Opinion of Dinsmore & Shohl LLP*

10.1	Form of Separation Agreement

10.2	Form of Transition Services Agreement

10.3	Form of Reverse Transition Services Agreement

10.4	Form of Tax Matters Agreement

10.5	Form of Employee Matters Agreement

10.6	Form of Registration Rights Agreement*

10.7	Supplier Terms & Conditions Agreement between Valvoline and Genuine Parts Company (NAPA oil), effective as of January 1, 2016†*

10.8	Supplier Terms & Conditions Agreement between Valvoline and Genuine Parts Company (Valvoline oil), effective as of January 1, 2016†*

10.9	Credit Agreement dated as of July 11, 2016, among Valvoline Finco One LLC, as Initial Borrower, The Bank of Nova Scotia, as Administrative Agent, Swing Line Lender and an L/C Issuer, Citibank, N.A., as Syndication Agent, and the Lenders party thereto*

10.10	Indenture dated as of July 20, 2016, among Valvoline Finco Two LLC, Ashland Inc. and U.S. Bank National Association, as trustee*

10.11	2016 Valvoline Incentive Plan*

10.12	Amendment to Ashland Inc. Nonqualified Excess Benefit Pension Plan*

10.13	Amendment to the Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Employees*

21.1	List of subsidiaries of the Registrant

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Ernst & Young LLP*

23.3	Consent of Pricewaterhouse Coopers LLP*

23.4	Consent of Dinsmore & Shohl LLP (contained in its opinion filed as Exhibit 5.1 hereto)*

99.1	Consent of Richard J. Freeland to be Named Director*

99.2	Consent of Stephen F. Kirk to be Named Director*

99.3	Consent of Stephen E. Macadam to be Named Director*

99.4	Consent of Vada O. Manager to be Named Director*

99.5	Consent of Charles M. Sonsteby to be Named Director*

99.6	Consent of Mary J. Twinem to be Named Director*

*	Previously filed
†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and the omitted portions have been filed separately with the SEC.